Exhibit 99.1
CORPORATE PARTICIPANTS
Bob Durstenfeld
RAE Systems — Director, Corporate Marketing
Bob Chen
RAE Systems — CEO
Randy Gausman
RAE Systems — CFO
CONFERENCE CALL PARTICIPANTS
Brian Ruttenbur
Morgan Keegan — Analyst
Jim McIlree
Unterberg Towbin — Analyst
Michael French
Kaufman Brothers — Analyst
Julie Chen
Brean Murray, Carret — Analyst
Kevin Dede
Merriman Curhan Ford — Analyst
Matthew McKay
Jefferies & Co. — Analyst
James Cappello
Kern Capital — Analyst
Tian Hou
Unterberg Towbin — Analyst
PRESENTATION

Operator
Ladies and gentlemen, thank you for standing by. Welcome to the RAE Systems Inc. Investor Conference Call to discuss the formation of China-based RAE Coal Mine Safety Instruments Company Limited. I would now like to turn the call over to Bob Durstenfeld, Director of Corporate Marketing. Please proceed.

Bob Durstenfeld - RAE Systems — Director, Corporate Marketing
Thank you, Tonya. Good afternoon, everyone, and thank you for joining us today. With me are Bob Chen, our Chief Executive Officer, and Randy Gausman, our Chief Financial Officer. If you have not seen the press release or 8-K filing that was put out last Thursday on this announcement, they can be retrieved from our website at RAESystems.com or from BusinessWire, Yahoo! Finance or similar websites. If you would like a replay of this conference call, it can be retrieved two hours after this call from our website or links from this call announcement.
I would like to remind you that the matters that we will be discussing today will include forward-looking statements as that term is used in Section 21E of the Securities & Exchange Act of 1934 and as such are subject to risks and uncertainties. Forward-looking statements may include without limitation expressions of beliefs, anticipation or expectations of management; statements as to the industry trends or future results of operations of RAE Systems and its subsidiaries and other statements that are not historical fact. In particular, all of our statements regarding the future operation of our China Mine Safety joint venture are forward-looking statements. These types of statements address matters that are subject to risks and uncertainties which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products.

In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings available online at www.SEC.gov. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.
As a reminder, we will not be commenting on analyst models.
Today Bob Chen will discuss the formation and investment of a joint venture company in Fushun, China named RAE Coal Mine Safety Instruments Company Limited. He will present the rationale for the investment, the market opportunity and the competitive environment. At the end of the call, he will open the call to questions.
I will now turn the call over to Bob Chen.

Bob Chen - RAE Systems — CEO
Thank you, Bob. On December 10 we entered into an agreement with Liaoning Coal Industry Group to inform the joint venture company, RAE Coal Mine Safety Instruments Company Limited. RAE Systems will own 70%, and the Liaoning Coal Industry Group will own 30% of this new joint venture. We expect this investment to be accretive in 2007. The Liaoning Coal Industry Group or Liaoning Coal is a China state-owned investment and management entity that is involved in energy generation, PowerPoint management, mining operations and now mine safety equipment. Liaoning Coal is the parent company of Fushun Liaoning, a mining instrument supplier, which was founded in 1953. Fushun Liaoning was China’s first mine safety instrument company and currently is one of the top three mine safety equipment manufacturers in China today. Fushun Liaoning projects that revenues for 2006 will be approximately $11.5 million. Fushun Liaoning’s assets were absorbed by the new joint venture company, RAE Coal Mine Safety Instruments. We expect to begin operations of RAE Coal Mine Safety Instruments sometime in the first quarter of 2007. The timing of which will affect the amount of revenue that RAE Systems will be able to recognize in the first quarter of 2007. Our expectations for RAE Coal Mine Safety Instruments 2007 revenue will be a modest increase over the Fushun Liaoning 2006 revenue.
We will provide additional information on our expectations for combined 2007 revenue in our February conference call announcing our 2006 results.
Similar to our distribution arrangement with KLH prior to its 2004 acquisition by RAE Systems, we have been selling our gas detection products into the mining industry through Fushun Liaoning for the past few years. The new RAE Coal Mine Safety Instruments Company will inherit the Fushun EN brand, well-known in the China coal mine industry and an established customer base, a process for new product mine safety certification and several mine safety equipment patents. Current products include respiratory protective products, fixed and portable gas detection systems, ventilation systems and methane pumps, as well as some OEM distribution products. Thus, RAE Coal Mine Safety Instruments Company will be a critical player in coal mine safety equipment in China.
RAE Coal Mine safety equipment company will employ approximately 600 people. Our investment in this new joint venture will be a total of $10.7 million with a first payment of 20% or $2.1 million due on December 20, 2006. The second payment of 30% or $3.2 million will be due on April 15, 2007 and the final payment of 50% or $5.4 million due on or before December 31, 2007. The investment will be funded from existing cash reserves. Our partner, Liaoning Coal, will contribute unencumbered assets, including but not limited to, manufacturing machinery and equipment, Accounts Receivable and inventory, and intangible assets such as patents, trademarks, brand names and its customer base. The board directors for the RAE Coal Mine Safety Instrument Company will consist of seven seats, five controlled by RAE Systems and two by the Liaoning Coal Industry Group. The two Liaoning Coal Group seats will be filled by the President and CEO of Liaoning Energy Group, the state-run parent company of the Liaoning Coal Group and the Chairman and President of the Fushun Coal Mining Group. Both of these gentlemen will be able to provide advice and introductions into this growing market.
This joint venture was borne out of our desire to be more involved in the coal industry and the understanding by the Chinese government that a larger state-run organization could no longer provide the desired innovations, leadership or capital to compete in an increasingly integrated and more complex world economy. RAE Systems initiated this investment to capitalize on growth and safety awareness and demand for safety leadership in the energy sector of the fastest-growing economy in the world. Today China produces two-thirds of their electrical power from coal, and it is expected at least half of electricity will come from coal over the next 50 years. Today the majority of the coal consumed in China is mined within China with a domestic 2005 coal production of more than 2 billion metric tons.

Recently China’s mine safety record has come to the attention of the world. As a result, the Chinese government central committee has made improving worker safety one of their top priorities in their current 2006 to 2010 five-year plan.
According to Platts global coal, today coal is selling in China at around 400 to 430 RMB or 50 to $55 per metric ton. In January 2006 the Chinese government imposed a safety tax of $2 per metric ton. This now represents a pool of almost $4 billion that will be used to improve the working conditions and safety for more than 3 million people involved in the Chinese coal mine industry. The Chinese government is currently in the process of shutting down or consolidating more than 10,000 small or unlicensed mines that do not meet the China national mine safety standards and state production capacity criteria. Today the China mine safety market has five top tier manufacturers that when combined hold approximately 25% market share. The remaining 75% of the market is served by small, cooperative, vertically integrated manufacturers that are linked to the many unlicensed and unsafe mines.
For RAE Systems, one of the exciting opportunities for this new entity is the fact that China was skipping the age of analog instrumentation and moving directly to the digital age, which will include worker tracking using RFID, digital lighting, wireless communication, fire protection, fire detection and alarm system, low power consuming LED headlamps, modern breather and rescue breather technology, as well as modern computer monitored and controlled airflow management systems. We will add to this our proven wireless toxic gas detection technology in both fixed and personal monitors.
I would now like to open the call to questions. Operator, please open the call to questions at this time.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS). Brian Ruttenbur, Morgan Keegan.

Brian Ruttenbur - Morgan Keegan — Analyst
A couple of questions. Can you talk a little bit about the timeline of the release of funds? Has it already started from China, and how much is expected to get released over what period of time? Is it going to be $4 billion going to be released per your? So, multiple questions there.

Bob Chen - RAE Systems — CEO
Actually this is Bob. That is a very good question. I think we have been told by our partners at Fushun, beginning of the middle of 2006 actually fund has started to flow. Actually the governments are busy to consolidating and shutting down the small mines now.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. So money has started to flow. Can you say what percentage of that $4 billion has already come out?

Bob Chen - RAE Systems — CEO
The exact number we don’t know yet, but we know the fund has been started to flow.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Can you talk a little bit about the revenue recognition? You talk about it being this joint venture I guess being accretive in ‘07 . Can you talk about what kind of revenue recognition you are anticipating for that accretion?

Randy Gausman - RAE Systems — CFO
Brian, this is Randy Gausman. We are, as Bob mentioned in his comments, opening remarks, we are — the joint venture is just now being formed, and we will continue that process in Q1, and at some point in Q1 the joint venture will become operational for RAE Systems. But what we do as we ship products, the joint venture ships products and we would be recognizing revenue upon the shipment of products. But the exact amount that will be recognized in Q1 and thus all of 2007 will have a better determination and provides more clarity on that at our conference call in February.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Can you talk about maybe beyond then ‘07 where you see revenue recognition? Is this fund going to grow, or are you just anticipating getting a larger share?

Bob Chen - RAE Systems — CEO
I believe, of course, the $4 billion fund annually, this is a big safety fund. I think the government has a lot of area to improve the safety, worker safety and the mine safety. We believe the funds will continue to go to the administration will continue to flow through the budget process, and also we see, as I commented in my earlier opening remarks, that 75% of the small mines, most likely will be shut down. You know, there (inaudible) licensed cooperative safety equipment supplier will go away. So 75% market would be open for the major player like RAE’s Coal Mine Instruments Company. (multiple speakers) (inaudible).

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Just two quick questions and I will be quiet. Gross margins on this new joint venture, I know that you will have an equity affiliate line, but on the gross side I assume that the products you’re going to be selling are lower gross margin than your average?

Bob Chen - RAE Systems — CEO
I think that most of the coal mines are toxic gases and explosive gases, and some of our wireless product we will add on to it. So there will be a mix of various types of products from portable gas to the fixed system product. So the range will be like our typical portable gas to the fixed product and wireless product.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. So you anticipate normal gross margins going forward on whatever recognized — whatever revenue you recognized out of here?

Bob Chen - RAE Systems — CEO
Yes, for the RAE product or the portable fixed product, yes.

Brian Ruttenbur - Morgan Keegan — Analyst
Yes, but you are going to do some reselling of other people’s product? Is that right?

Bob Chen - RAE Systems — CEO
The Company is also making some breathing apparatus, so we will be selling those as well.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. And then finally your competition, is it going to be other domestic or international, domestic being other Chinese competitors, or is it going to be international competition that is going to be coming after this $4 billion? Who do you see as your main competition here?

Bob Chen - RAE Systems — CEO
The significance of this access to the Chinese coal mining industry, RAE Systems is the only international company at this moment to have access to this market through this joint venture. The other competition we see are domestic stake enterprises.

Brian Ruttenbur - Morgan Keegan — Analyst
Okay. Do any of these other domestics have the technology that you are providing?

Bob Chen - RAE Systems — CEO
I think we have a better management quality system and capital and brand recognition than the domestic players.

Operator
Jim McIlree, Unterberg Towbin.

Jim McIlree - Unterberg Towbin — Analyst
On this Coal Mine Safety Fund, I don’t believe that what you’re selling would — let me put it this way — on the Coal Mine Safety Fund, I doubt that all $4 billion is going to go towards equipment that you’re selling. So could you give us of that $4 billion what you think your real addressable share of that might be? Not what you will get, but just what you could go after?

Bob Chen - RAE Systems — CEO
We have at this moment we do not know how the China allocate this $4 billion. This is the very beginning. I think at this stage they are doing the consolidation of shutting down the smaller mines, and there will be new standards issued. So there will be — the coal mines are forced to buy more equipment. As far as what is the exact amount of the total money available for the $4 billion, at this time we do not have the exact number yet.

Jim McIlree - Unterberg Towbin — Analyst
So does part of that $4 billion then go to compensating the cooperatives of the mines that are being shut down?

Bob Chen - RAE Systems — CEO
We will have no idea at this time. Some of the funds I think they have to go through this transformation. There will be some money available, but definitely the fact is that China has so many casualties and fatalities recently, I think the government under the pressure and the priorities do really improve on that. So the fund has to be allocated to improve the safety record.

Jim McIlree - Unterberg Towbin — Analyst
If you were to look at, let’s say, the United States and the amount of equipment that is sold per metric ton of coal produced, could you have a metric like that, dollars per coal produced in the United States in terms of safety equipment that is sold? Just so we can try to figure out what the number could be in China.

Randy Gausman - RAE Systems — CFO
I don’t think we have any of those numbers in front of us right now. In fact, those are good numbers for us to go and get back to you on in the February call.

Jim McIlree - Unterberg Towbin — Analyst
Okay. And in terms of — the JV partner is not contributing all of their assets? They are just contributing certain assets? Is that correct?

Bob Chen - RAE Systems — CEO
If JV is —

Jim McIlree - Unterberg Towbin — Analyst
Just the partner?

Bob Chen - RAE Systems — CEO
The JV will contribute all of the I would say good assets that is useful by the JV.

Jim McIlree - Unterberg Towbin — Analyst
Okay.

Bob Chen - RAE Systems — CEO
Something that can be audited and verified and tangible, intangible assets.

Jim McIlree - Unterberg Towbin — Analyst
So all of those good assets in 2006 are generating somewhere around 11, $11.5 million. Did I hear that correct?

Bob Chen - RAE Systems — CEO
That is correct.

Jim McIlree - Unterberg Towbin — Analyst
Okay. And the gross margin that you said should be kind of what you are doing now, is that based on what they did, or is that based on once you go in there and fix them up?

Bob Chen - RAE Systems — CEO
They are comparable to what we do right now at KLH around that range.

Jim McIlree - Unterberg Towbin — Analyst
Okay. And the 8-K when you originally filed it said that there was — made reference to I think it was a $250 million RMB total contribution by both partners. What is that relative to what you’re talking about today, which is a much lower number?

Randy Gausman - RAE Systems — CFO
The 250 million RMB references the total anticipated capital of the joint venture, but the initial contribution by both parties is less than that. So it is basically the authorized capital of the total JV is 250 million RMB.

Jim McIlree - Unterberg Towbin — Analyst
Which you may or may not end up contributing over time?

Randy Gausman - RAE Systems — CFO
Exactly.

Jim McIlree - Unterberg Towbin — Analyst
Okay. So right now the only contractual obligation that you have is for the approximately $10.5 million or $11 million that is 20, 30, 50 over the next 12 months?

Randy Gausman - RAE Systems — CFO
Exactly. That is correct.

Operator
Michael French, Kaufman Brothers.

Michael French - Kaufman Brothers — Analyst
Congratulations.

Bob Chen - RAE Systems — CEO
Thank you, Mike.

Michael French - Kaufman Brothers — Analyst
In terms of the mix of products you’re selling, can you just give us a little more detail on which products you think will be the bigger selling ones?

Bob Chen - RAE Systems — CEO
You know, the mine safety, they always have a lot of explosions. They have methane’s, all this gas detection will be a major player for the mine rescuing. I have commented about the digital mines. There will be new technologies going through RFID for the location for the miners, and there will be some new technology applied to the LED headlamps. There will be a rescue zone for a recreate and breathing technologies. So these products will all be needed in the coal mines.

Michael French - Kaufman Brothers — Analyst
Okay. Then switching just slightly, is there any possibility to cross-sell some of these new products in markets where you have other relationships in North America and Europe?

Bob Chen - RAE Systems — CEO
I believe our current, as I mentioned in one of the comments, they have been — OEM is selling our product into the coal mines. Fushun Liaoning has been selling some of the RAE portable product in there. And our product has to go through this channel to get a Chinese mine certification, which is a different kind of certification than our UL standard. But these products — a similar product might have to go through a rigorous mine certification. I think that is its barrier. I think by the joint venture with Fushun Liaoning, we have a passage to go through this certification.

Michael French - Kaufman Brothers — Analyst
Okay. So it really is just focused just on China then?

Bob Chen - RAE Systems — CEO
Yes, this is primarily China.

Michael French - Kaufman Brothers — Analyst
Okay. Now in terms of your competitors, you already explained your strengths a little. Is there any chance that new parties could come in? If all of just $4 billion a year starts being made available, it might be attractive to other parties. How do you see this market shaping up over the next couple of years because obviously it has just started at this point, have just started to get released now.

Bob Chen - RAE Systems — CEO
This certainly will attract international attention, but I think we have been working on this for two and half years, and Fushun Liaoning is one of the oldest and very well-known brands. And their main province, the Fushun is regarded the Capitol City of the coal mine. So we’re in the center of the activity and also have already entry positions. I think we will be in a good position to compete.

Michael French - Kaufman Brothers — Analyst
Okay. Well, good luck and thank you.

Operator
Julie Chen, Brean Murray, Carret.

Julie Chen - Brean Murray, Carret — Analyst
Could you give a little bit of color on the seasonality of the Coal Mining Safety initiative? For example, as with KLH, the first quarter is going to be weak, and because of the winter in China, will the fourth quarter be weak, or will the fourth quarter be as strong as KLH?

Bob Chen - RAE Systems — CEO
I think KLH is based on the federal funding. Normally fourth quarter is very strong. And the first quarter, because China’s economy involving Chinese New Year, basically they have shut down almost two to three weeks. So the coal mine is the same way. So the first quarter normally because of the coal mine, the workers shut down. But I think they do not have the funding issue. They always need these kind of coals for the production. I did not see the seasonality SKU that much like KLH. But I think generally the first quarter because of the New Year holiday will be a little bit slower.

Julie Chen - Brean Murray, Carret — Analyst
Thank you. In terms of this new joint venture, do you foresee going through the SOX compliance as you did with KLH?

Randy Gausman - RAE Systems — CFO
Absolutely. That is part of the integration process that we will be going through in 2007. We will have to do a SOX compliance, controls and processes and testing. So we are a US public company, and all of our operating entities fall under those guidelines.

Bob Chen - RAE Systems — CEO
But, Julie, I want to make one comment. KLH when we have a joint venture when we acquired the KLH, we owned 64%, and the original management is still intact with the organization. In this joint venture, RAE Coal Mine Instruments Company, RAE owns 70%. According to Chinese corporate law, we have a supermajority. So RAE totally has the management control. On the onset, RAE will have the management control. So we will build up the system revenue and convert the old system.

Operator
Kevin Dede, Merriman Curhan Ford.

Kevin Dede - Merriman Curhan Ford — Analyst
First, let me offer my congratulations and thanks for hosting the call, Bob. Would you mind giving us a little insight on how you plan on handling manufacturing, first of all? And then perhaps you might elaborate on where you see the joint venture going? Do you think you will end up soaking up the remaining 30% that you don’t own, or do you think it will say sort of a 70/30 organization going forward?

Bob Chen - RAE Systems — CEO
To comment the first question for the mining, I think Fushun is in the Northeast of China. Their cost of manufacturing the labor rate is a little lower than our manufacturing in Shanghai. Some of the more expensive manufacturing process will be probably converted to relocate to the lower-cost area.
And regarding the 30% of the estate ownership of Liaoning Energy Group, we think it is a very positive thing because of their relationship or their business related to the Chinese coal mines. This can present a tremendous advantage for the joint venture to access to the Chinese coal mines.

Kevin Dede - Merriman Curhan Ford — Analyst
So if I understand the numbers correctly, you suspect that the joint venture would have generated somewhere between 11 and 11.5 million in ‘06?

Bob Chen - RAE Systems — CEO
That is correct, yes.

Kevin Dede - Merriman Curhan Ford — Analyst
And where do you think those numbers go for ‘07?

Randy Gausman - RAE Systems — CFO
Well, we have projected and are projecting a modest increase in ‘07, and that is primarily because of our processes that we are going to be involved in with getting the joint venture integrated with the rest of the Company. But over the long-term, we project very healthy growth rates.

Kevin Dede - Merriman Curhan Ford — Analyst
So, okay, just to make sure I understand, Randy, you’re thinking that because you’ve got to focus on the integration side, it will be a little more difficult for (multiple speakers)?

Randy Gausman - RAE Systems — CFO
Yes, and plus we don’t know at what point yet in the first quarter that we will have this joint venture up and running so that we will be able to recognize revenue. The business continues on, but we have certain processes we have to complete before we can start to recognize revenue in Q1.

Kevin Dede - Merriman Curhan Ford — Analyst
Can you give us an idea of what some of those hurdles might be and how difficult you think (multiple speakers)?

Randy Gausman - RAE Systems — CFO
Well, we have certain conditions you know customary conditions to fully implementing the joint venture that will be taking place in Q1. We have got to put in place the management team. Certain members have already been identified. We have to get certain financial statements completed. As you know, we have a filing requirement with the SEC. There is a number of those things that all have to be done before we are up and running.

Kevin Dede - Merriman Curhan Ford — Analyst
Can you give us some insight on how you might be able to combine some of the operations from a back office perspective or a financial perspective so that we can see capital repatriated?

Randy Gausman - RAE Systems — CFO
Well, one of the things — as Bob indicated in his remarks, there is — the joint venture has a Board of Directors, of which five members are from the RAE team and two members from the other joint venture partner. And of the bylaws of the joint venture, the board has the authority to determine how capital shall be distributed to the partners over time. So, as they see fit, they can elect to either invest capital in the joint venture or distribute capital. But that is strictly under the control of the board of the joint venture.

Bob Chen - RAE Systems — CEO
And also Chinese law allows to repatriate any profits you make in the joint venture. That should not be a problem.

Kevin Dede - Merriman Curhan Ford — Analyst
Okay. You mentioned 600 headcount. What will your total headcount be, including KLH?

Randy Gausman - RAE Systems — CFO
Our expectation that worldwide with the inclusion of the joint venture that our worldwide headcount will be approximately 1300 after this joint venture is effective.

Kevin Dede - Merriman Curhan Ford — Analyst
Okay. Can you give us a basic mix geographically speaking on what you think sales would be ending the year ‘07 based on your expected growth in this joint venture?

Randy Gausman - RAE Systems — CFO
We will provide more insight about that on our conference call in February.

Kevin Dede - Merriman Curhan Ford — Analyst
Great. Okay. Well, thanks for taking all my questions, gentlemen, and congratulations.

Operator
Matthew McKay, Jefferies & Co.

Matthew McKay - Jefferies & Co. — Analyst
Can you talk a little bit just about the selling process over there? Are you trying to sell more of a system per mine? Is it individual sensors and other products that you are selling in there on a kind of more one-off basis? Just kind of what the sales process looks like would be helpful.

Bob Chen - RAE Systems — CEO
Okay. For the portable product, it is basically like scheduled consumable. I think they have an annual buy or replacement buy for the portable product. For the certain mines, they are fixed installments. So there will be (indiscernible) selling system for the mine, for the certain section of the mines for the safety equipment in there.
So and also in the consolidation process there will be upgrades. There will be improvements. There will be newly established projects. And also what we call the digital mines, there will be the new upgrades from mine to mine. So there could be a new system installation as well to the mine.

Matthew McKay - Jefferies & Co. — Analyst
Okay. Am I correct in saying that it should be a relatively smooth revenue stream, or is it going to be lumpier?

Bob Chen - RAE Systems — CEO
I would say it will be relatively smooth.

Matthew McKay - Jefferies & Co. — Analyst
Relatively smooth. Okay. And then just on following up on some of the revenue recognition questions, on the cash collection, does it — is the cash collected about how long after you recognize revenue, or is it collected upfront or just how that process works?

Randy Gausman - RAE Systems — CFO
The customer will be billed or will be invoiced at the time of sale. Generally day’s sales outstanding or DSOs are a little bit longer in China than they are in the US. I think our average is we’re looking at somewhere between 80 and 82 days DSO in China. But our initial due diligence of the predecessor company is that they have good collections. We don’t see that as an issue for the Company because they have been in business a long time, and they have an established customer base. So we don’t expect this to be any different than what we are experiencing elsewhere in China.

Matthew McKay - Jefferies & Co. — Analyst
Okay. Helpful. And then on approximately $11 million investment, what is that going to be used for? Is it used to set up office buildings or what — just some color on that would be helpful?

Randy Gausman - RAE Systems — CFO
It will be used for — well, it is used for a number of things. One, of course, is certainly the expression of the intent of RAE Systems to make a significant contribution to this industry, and that is important to the government of China. Secondly, it will be used for working capital. Thirdly, we will be investing in new facilities, which we will start that process in 2007 and complete the process in 2008. The current facility is a facility that has been around for over 50 years, and we will be moving — relocating the business from that facility to a brand-new office park about five or six miles away from the existing plant. It is really — it is a very modern and new business park in a very desirable area, and that process will over the next 18 months or so will be involved in designing and building a new facility. So some of that capital will go towards that process as well.

Matthew McKay - Jefferies & Co. — Analyst
Okay. And then is there any existing management of RAE Systems that is going to be transferred over into the JV?

Bob Chen - RAE Systems — CEO
Of course, based on our experience with KLH, some of our integration managers, finance people and sales and marketing will go there. We will retain some of the key employees at the JV company, the old company, and also there will be some retention program to keep the key employees for the business.

Matthew McKay - Jefferies & Co. — Analyst
Okay. Actually just one last question. Does the government still have to set any standards for sensors that would be used over in China, or is that all pretty much setup at this point?

Bob Chen - RAE Systems — CEO
I think they have — currently they have a coal mine certification standard, and all the equipment fell into the coal mines has to meet the Chinese line approval. The Chinese government also wants to raise the standards to be comparable to the US and European standard. And this will force some of the smaller mines and regulated unlicensed small mines to be closed and shutdown. So they are continually improving on the mine standards. But currently they have a standard they will continue to upgrade and improve.

Matthew McKay - Jefferies & Co. — Analyst
Very helpful, guys. Thanks a lot.

Operator
James Cappello, Kern Capital.

James Cappello - Kern Capital — Analyst
How is the expense structure going to work? 600 employees is a lot, and I just want to understand what I should be modeling for OpEx?

Randy Gausman - RAE Systems — CFO
Well, again these are Chinese employers, so the cost per unit of labor is certainly lower in China than it is in the US. I think at this point the most that we can say is that it will be accretive in 2007, and I think we mentioned earlier that we expect the gross margins to be comparable to what we’re seeing in our KLH business. So I think with that, you should be able to get some sense of what the operating expenses are. Again, to the extent we can, we will provide additional clarification on our conference call in February.

James Cappello - Kern Capital — Analyst
Okay. I would think that the ‘07 guidance for modest growth off of that 11 million basis is rather conservative even if you start at the same point where the ‘06 revenue start at midpoint given the opportunity to sell RAE product through?

Randy Gausman - RAE Systems — CFO
Well, you’re absolutely right, James. We have done an analysis of the existing business, and we believe there — otherwise we would not be making this investment — we believe there are significant opportunities for synergies. And we will be — I think over time be giving additional clarity on that. But at this point, you are right. We would rather be conservative, under promise and over deliver as we like to say, about what the opportunity is there.

James Cappello - Kern Capital — Analyst
Okay. And KLH is currently selling into the mining community in China, correct?

Bob Chen - RAE Systems — CEO
They are selling through the — Fushun Liaoning was one of the OEM distributors for them.

James Cappello - Kern Capital — Analyst
Okay. So how does this affect that?

Bob Chen - RAE Systems — CEO
I think this will probably continue to expand their — continue to cement the relationship. There will be more products to sell through the joint venture company.

James Cappello - Kern Capital — Analyst
Okay. So —

Bob Chen - RAE Systems — CEO
So it is currently just some limited product selling through the joint venture, the Liaoning company.

James Cappello - Kern Capital — Analyst
But the products KLH is selling are compliant, and they are approved. They are top of RAE technology, right?

Bob Chen - RAE Systems — CEO
A portion of it but not all of them. Mostly in the oil industry and the steel industry.

James Cappello - Kern Capital — Analyst
Okay. (multiple speakers). Can you give me a range as to what percent of KLH revenues went into mining last year or this year rather?

Bob Chen - RAE Systems — CEO
I will be — if I wanted to make a guess, I would say it would be very insignificant.

James Cappello - Kern Capital — Analyst
Okay. And you mentioned the 250 million is allowable capital in Fushun?

Randy Gausman - RAE Systems — CFO
RMB, 250 billion RMB is the authorized capital of the joint venture.

James Cappello - Kern Capital — Analyst
Okay.

Bob Chen - RAE Systems — CEO
About $35 million.

Randy Gausman - RAE Systems — CFO
Authorized.

Bob Chen - RAE Systems — CEO
Authorized capitalization for this, for the joint venture. (multiple speakers)

Randy Gausman - RAE Systems — CFO
That is what is provided for in our Articles of Incorporation. That is what they call Articles of Association in China.

James Cappello - Kern Capital — Analyst
And that would eventually come from you or —?

Randy Gausman - RAE Systems — CFO
It would — the articles of association provide for both partners to contribute their pro rata share if they so choose to.

Bob Chen - RAE Systems — CEO
There are no current plans.

Randy Gausman - RAE Systems — CFO
That is a good point. There are no current plans to provide for additional capital in Fushun. We believe what we are providing for in this initial — at this initial stage is more than sufficient to meet the needs to fund the joint venture and create a good business.

James Cappello - Kern Capital — Analyst
Okay, and what is this Coal Industry Group giving you guys exactly?

Randy Gausman - RAE Systems — CFO
We are contributing the cash and they are contributing their assets. They are basically contributing the assets of the business, and we are contributing the working capital.

James Cappello - Kern Capital — Analyst
Okay. So their assets are the manufacturing equipment you mentioned earlier. So KLH, was KLH reselling some of their stuff previously?

Randy Gausman - RAE Systems — CFO
No, they sell KLH portable, some of the portable product.

James Cappello - Kern Capital — Analyst
Okay. So they were OEM of KLH stuff?

Randy Gausman - RAE Systems — CFO
Yes, RAE’s product, yes.

James Cappello - Kern Capital — Analyst
Okay. So what is the equipment that they are providing that is going to —?

Randy Gausman - RAE Systems — CFO
Well, the real value that our partner is providing is — they are providing hard assets like manufacturing equipment, you know, lays and drill presses and forms and other hard equipment and inventory, Accounts Receivable. But the facet of significant value, of course, is there is a significant brand. They have patents. They have a customer base. They have a sales force, the customer support organization. So we are basically forming this business — they are an acquiring — the joint venture is acquiring their assets to run the business, and we are contributing the cash to fund the business.

James Cappello - Kern Capital — Analyst
Okay. But are they getting involved with you because you have better product than theirs?

Bob Chen - RAE Systems — CEO
I think you understand the China coal mine has a lot of fatalities. It is one of the highest in the world. And with the government’s policy, as I have stated, they want to transform the state enterprise to have modern companies provide the safety equipment to improve the mine safety. So that is why this $4 billion safety tax is imposed, so they want to spend on this safety equipment product to improve the coal mine safety. And the RAE system to have — they selected RAE system because the RAE system has the track record to successfully integrate a state enterprise KLH. And RAE has the brand name, the technology, the management and the know-how to help them be successful.

James Cappello - Kern Capital — Analyst
Okay. So RAE is bringing — primarily the way I should think about this, RAE is bringing the technology and know-how, and the coal industry group is bringing the customer base —

Bob Chen - RAE Systems — CEO
The market, yes.

James Cappello - Kern Capital — Analyst
Okay.

Bob Chen - RAE Systems — CEO
Access to the market.
James Cappello - Kern Capital — Analyst
Okay. That clears things up. Thank you.

Operator
(OPERATOR INSTRUCTIONS). Tian Hou, Unterberg Towbin.

Tian Hou - Unterberg Towbin — Analyst
I have two short questions. One is, in addition to this Coal Mine Safety Fund, are there any other opportunities you can go after related to a coal mine safety issue? Are there any other sources of funds?

Bob Chen - RAE Systems — CEO
Yes, the Safe Workers Fund is part of the coal mine, but this is the $4 billion allocated for the coal mine safety. But they also have the Worker Safety Fund that may be available, or the state may have other funds we don’t know of yet.

Tian Hou - Unterberg Towbin — Analyst
Okay. And also can you just give us a little bit color about current supply and demand situation in China in this coal mine safety equipment market?

Bob Chen - RAE Systems — CEO
I think ever since the second half of 2006, I think it is a seller’s market right now.

Tian Hou - Unterberg Towbin — Analyst
Okay. Thank you.

Operator
Ladies and gentlemen, if there are no further questions, I would like to turn the call back over to Bob Chen for his closing remarks.

Bob Chen - RAE Systems — CEO
Thank you again for your participation today. I would like to wish you all a happy healthy holiday season and a prosperous new year. I would like to personally thank you for your continued support of RAE Systems and look forward to speaking with you at our fourth-quarter and year-end 2006 conference call in February 2006 — 2007. Have a good afternoon.

Operator
Ladies and gentlemen, this concludes this investor update call with RAE Systems. Thank you for your participation. You may now disconnect. Have a great day.